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                                                                    EXHIBIT 21.0

                   TEAMSTAFF, INC. SUBSIDIARIES OF REGISTRANT

DSI Staff ConnXions-Northeast, Inc.

DSI Staff ConnXions-Southwest, Inc.

TeamStaff RX, Inc.

TeamStaff Solutions, Inc.

TeamStaff I, Inc.

TeamStaff II, Inc.

TeamStaff III, Inc.

TeamStaff IV, Inc.

TeamStaff V, Inc.

TeamStaff VI, Inc.

TeamStaff VIII, Inc.

TeamStaff IX, Inc.

TeamStaff Insurance Services, Inc.

Employer Support Services, Inc.

Digital Insurance Services, Inc.

HR2, Inc.